                                                                                                                                                                                                                      EXHIBIT 8.1

MEMBERSHIP INTEREST PURCHASE AGREEMENT

     This Agreement made as of the 10th day of October 200 1, by and between Kelly Green Products, Inc., a New York corporation, (“Purchaser), and Patricia Cabellon, the sole member of Hana Pearl, LLC, (the “Member”).

     WHEREAS, the Member owns all of the outstanding membership interests of Hana Pearl, LLC, a Hawaii limited liability company (the “Company”);

     WHEREAS, upon the terms and subject to the conditions contained herein, Purchaser desires to purchase, and the Member desire to sell, all of the outstanding membership interests of the Company consisting of one unit (the “Membership Interest”);

     NOW, THEREFORE, in consideration of the agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

THE TRANSACTION

     1.1 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the third business day following the satisfaction in full or waiver of all of the conditions precedent set forth in Articles V and VI herein, at the offices of the Purchaser, or on such other date and at such time and place as may be mutually agreed upon by the parties hereto (the “Closing Date”).

     1.2 Purchase and Sale of Membershil2 Interest and Stock. The Member shall sell, transfer and deliver to Purchaser and Purchaser shall acquire the Membership Interest from the Member free and clear of 0 liens, pledges, encumbrances, charges and claims thereon, and in consideration therefor, Purchaser shall transfer to the Member all of the right, title and interest to 10,000,000 shares of the common stock of the Purchaser (the “Kelly Green Shares”).

     1.3 A certificate evidencing the Membership Interest will be delivered to Purchaser duly endorsed in blank. The Member shall cause the Company to make available to Purchaser for inspection at Closing its membership interest transfer books and records and its minute book for all meetings of the Members of the Company prior to the Closing Date.

     1.4 A certificate evidencing the Kelly Green Shares will be delivered to the Member. The Purchaser shall make available to the Member for inspection at Closing its minute book for all meetings of its shareholders.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE MEMBER

     The Member represents and warrants to Purchaser as of the date hereof and as of the Closing Date as set forth below:

     2.1 Valid Existence: Qualification. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Hawaii. The Company has all requisite power to own or lease and to operate its properties, and has all requisite power to carry on its business as it is currently being conducted. The Company is duly qualified or licensed to do business as a foreign entity and is in good standing in every jurisdiction in which the Company’s ownership of assets or the conduct of its business requires such qualification.

     2.2 Capitalization. The authorized membership interest of the Company consists of one unit, which is issued and outstanding. Such membership interest unit is duly authorized, validly issued and outstanding, and fully paid and nonassessable. There are no subscriptions, options, wan-ants, rights or calls or other commitments or agreements to which the Company is a party or by which it is bound, calling for the issuance, transfer, sale or other disposition of any class of securities of the Company. There are no outstanding securities of the Company convertible or exchangeable, actually or contingently, into membership interest units or any other securities of the Company. Upon delivery. of the Kelly Green Shares, Purchaser will acquire good and valid title to the Membership Interest.

     2.3 Subsidiaries. The Company has no subsidiaries.

     2.4 Consents. There are no consents of governmental and other regulatory agencies, foreign or domestic, and of other parties required to be received by or on the part of the Company, or the Member to enable her to enter into and carry out this Agreement in all material respects.

     2.5 Authorization and Enforceabilty as to the Member. This Agreement has been duly authorized, executed and delivered by the Member and constitutes a valid and legally binding agreement of the Member, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles. No consent of any spouse, dependent or other beneficiary of the Member, or of any trustee or guardian acting in the interests of the Member or her assets is: required for the execution, delivery and performance of this Agreement in accordance with its terms.

     2.6 Financial Statements, etc. The audited balance sheets at December 31, 2000 of the Company and the unaudited balance sheet at June, 30, 2001 of the Company, copies of which have been delivered to Purchaser (the “Balance Sheets”), fairly and consistently present the financial position of the Company as of said dates, and, except as set forth therein, were prepared in conformity with generally accepted accounting principles consistently applied throughout the periods covered thereby.

     2.7 Liabilities. As at June 30, 2001 the Company has no material debts, liabilities or obligations, contingent or absolute, other than those debts, liabilities and obligations reflected or reserved against in the Company’s Balance Sheet at June 30, 2001 (the “Balance Sheet Date”), except those arising in the ordinary and usual course of its business.

     2.8 Actions Since the Company Balance Sheet Date. Except as otherwise expressly provided or set forth in, or required by, this Agreement, since the Company Balance Sheet Date, the Company has not: (i) incurred any material obligation or liability, absolute or contingent, except those arising in the ordinary and usual course of its business; (ii)- discharged or satisfied any lien or encumbrance, except in the ordinary and usual course of business, or paid or satisfied any liability, absolute or contingent, other than liabilities as at the Company Balance Sheet Date and current liabilities incurred since the Company Balance Sheet Date in the ordinary and usual course of business; (iii) made any wage or salary increases or granted any bonuses other than wage and salary increases and bonuses granted in accordance with its normal salary increase and bonus policies; (iv) mortgaged, pledged or subjected to any lien, pledge, charge or other encumbrance any of its properties or assets, or permitted any of its properties or assets to be subjected to any lien or other encumbrance, except in the ordinary and usual course of business; (v) sold, assigned or transferred any of its properties or assets, except in the ordinary and usual course of business; (vi) entered into any transaction or course of conduct not in the ordinary and usual course of business; (vii) waived any rights of substantial value, or canceled,. modified or waived any indebtedness for borrowed money held by it, except in the ordinary and usual course of business; (viii) declared, paid or set aside any dividends or other distributions or payments on its capital stock, or redeemed or repurchased, or agreed to redeem or repurchase, any shares of its capital stock; (ix) made any loans or advances to any person, or assumed, guaranteed, endorsed or otherwise became responsible for the obligations of any person; or (x) incurred any indebtedness for borrowed money (except for endorsement, for collection or deposit of negotiable instruments received in the ordinary and usual course of business).

     2.9 Adverse Developments. Since the Company Balance Sheet Date, there has not been any material adverse change in the business, prospects, operations, properties or condition, financial or otherwise, of the Company.

     2.10 Taxes. True and complete copies of the Federal income tax returns on Form 1120 for the Company as filed with the Internal Revenue Service for the fiscal year ending December 31, 2000 will be delivered to Purchaser at least three business days prior to the Closing. Said returns were prepared in conformity with information contained in the books and records of the Company and contain no untrue statement of a material fact or omit to state any fact required to be stated therein to make any such returns not materially misleading. All taxes, including, without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees’ income withholding, social security and unemployment taxes imposed by the United States, any state or any foreign country, or by any other taxing authority, which have or may become due or payable by the Company and all interest and penalties thereon, whether disputed or not, have been paid in full or adequately provided for by reserves shown in its books of account; all deposits required by law to be made by the Company or with respect to estimated income, franchise and employees’ withholding taxes have been duly made; and all tax returns, including estimated tax returns, required ’ to be filed have been duly filed. No extension of time for the assessment of deficiencies for any year is in effect. No deficiency is proposed or to the knowledge of the Member, after reasonable inquiry, is threatened against the Company. ‘Me federal and state income tax returns of the Company have not been audited. Hawaii is the sole state in which income, franchise or sales and use tax returns were filed by the Company for the fiscal year ending December 31,2000.

     2.11 Real Property. The Company does not own any real property.

     2.12 Personal Property. The Company owns outright, and has good and marketable tide to, or valid leasehold interest in, all of its tangible personal property (including all assets reflected in the Company Balance Sheets, except as the same may have been disposed of in the ordinary course of business since the Company Balance Sheet Date), free and clear of all liens, mortgages, pledges, conditional sales agreements, restrictions on transfer or other encumbrances or changes.

     2.13 Intellectual Property. The Company owns and possesses all right, tide and interest, or holds a valid license, in and to all rights in patents, patent applications, trademarks, service marks, trade names, corporate names, copyrights, mask works, trade secrets, know-how or other intellectual property rights owned by, licensed to or otherwise controlled by the Company or used in, developed for use in or necessary to the conduct of the Company’s business as now conducted or planned to be conducted. The Company has taken all necessary action to protect all intellectual property rights which have been licensed to or from third parties. The Company has not received any notice of, nor are there any facts known to the Member which indicate a likelihood of, any infringement or misappropriation by, or conflict from, any third. party with respect to any of the Company’s intellectual property rights; no claim by any third party contesting the validity of any intellectual property rights of the Company has been made, is currently outstanding or, to the best knowledge of the Member, is threatened; and the Company has not received any notice of any infringement, misappropriation or violation by the Company of any intellectual property rights of any third parties and the Company has not infringed, misappropriated or otherwise violated any such intellectual property rights.

     2.14 Litigation; Compliance with Law. There are no actions, suits, proceedings or governmental investigations relating to the Company or its properties, assets or business pending or, to the knowledge of the Member after reasonable inquiry, threatened, or any order, injunction, award or decree outstanding, against the Company or against or relating to its properties, assets or business; and the Member, after reasonable inquiry, does not know of any basis for any such actions, suits or proceedings within the past two (2) yew or any such governmental investigations, orders, injunctions or decrees at any time in the past. The Company is not in violation of any law, regulation, ordinance, order, injunction, decree, award, or other requirement of any governmental body, court or arbitrator relating to its properties, assets or business, the violation of which would have a material adverse effect on the Company.

     2.15 Permits and Licenses. The Company has all permits, licenses, orders and approvals of all federal, state, local and foreign governmental or regulatory bodies required of it to carry on its business as presently conducted; all such other permits, licenses, orders, franchises and approvals are in full force and effect, and, after reasonable inquiry, no suspension or cancellation of any of such other permits, licenses, etc. is threatened; and the Company is in compliance in all material respects with all requirements, standards and procedures of the federal, state, local and foreign governmental bodies which have issued such permits, licenses, orders, franchises and approvals.

     2.16 Interest in Assets. Neither the Member nor any of her affiliates owns any property or rights, tangible or intangible, used in or related, directly or indirectly, to the business of the Company

     2.17 No Breach. Neither the execution and delivery of this Agreement nor compliance by the Member with any of the provisions hereof, nor the consummation of the transactions contemplated hereby, will:

(a) violate or conflict with, any provision of the Articles of Organization or Operating Agreement of the Company, or any other arrangement to which the Company or the Member is a party;

     (b) violate or, alone or with notice or the passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a default-under, the terms of any agreement or other document or undertaking, oral or written to which the Company or the Member is a party or by which either of them or any of their respective properties or assets may be bound (except for such violations, conflicts, breaches or defaults as to which required waivers or consents by other parties have been, or will, prior to the Closing, be obtained);

(c) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to the terms of any such agreement or instrument;

(d) violate any judgment, order, injunction, decree or award against, or binding upon, the Company or the Member or upon their respective properties or assets; or

(e) violate any law or regulation of any jurisdiction relating to the Company, the Member or their securities, assets or properties.

     2.18 Investment Representations.

     (a) Investment Intent. The Member will acquire the Kelly Green Shares pursuant to this Agreement for investment for her own individual account, and not with a view to the distribution (as such term is used in Section 2(l 1) of the Securities Act) thereof.

     (b) Resale Restrictions. The Member understands and acknowledges that the Kelly Green Shares sold to the Member under this Agreement will not be registered under the Securities Act and applicable blue sky laws at the time of issuance, and must be held indefinitely unless or until (i) they are subsequently registered under the Securities Act and applicable blue sky laws, or (ii) an exemption from such registration is available for any subsequent sale or distribution.

     (c) Full Information. The Member believes that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Kelly Green Shares. The Member further represents that it has had an opportunity to ask questions and receive answers from the Purchaser regarding the terms and conditions of the issuance of the Kelly Green Shares, and of the business, properties, prospects and financial condition of the Purchaser.

     (d) Exempt Sale. The Member understands and acknowledges that the sale of the Kelly Green Shares pursuant to this Agreement is intended to be exempt from the registration and prospectus delivery requirements of the Securities Act by virtue of Section 4(2) of the Securities Act or Regulation D thereunder, and that the reliance of the Purchaser on such exemption is predicated in part on the Member’s representations set forth in this Section 2.18.

     2.19 No Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly by Purchaser with the Member, without the intervention of any broker, finder, investment banker or other third party. The Member has not engaged, consented to, or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement, and the Member agrees to indemnify Purchaser against, and to hold Purchaser harmless from, any claim for brokerage or similar commissions or other compensation which may be made against Purchaser by any third party in connection with any of the transactions contemplated hereby which claim is based upon any action by the Member.

2.20 Untrue or Omitted Facts. No representation, warranty or statement by the Member in this Agreement contains any untrue statement of a material fact, or omits or will omit to state a fact necessary in order to make such representations, warranties or statements not materially misleading. Without limitation of the foregoing, there is no fact known to the Member, after reasonable inquiry, that has had, or which may be reasonably expected to have, a materially adverse effect on the Company or any of its assets, properties, operations or businesses that has not been disclosed in writing to Purchaser.

ARTICLE III

REPRESENTATION AND WARRANTIES OF PURCHASER

     Purchaser represents and warrants to the Member as of the date hereof and as of the Closing Date set forth below:

     3.1 Organization and Power. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

     3.2 Capitalization. The authorized capital stock of the Purchaser consists of 500,000,000 shares of common stock, of which 19,781,635 shares are issued and outstanding. All of such shares are duly authorized and all such shares of common stock are validly issued and outstanding, fully paid and nonassessable. There are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which the Purchaser is a party or by which it is bound, calling for the issuance, transfer, sale or other disposition of any class of securities of the Purchaser. There are no outstanding securities of the Purchaser convertible or exchangeable, actually or contingently, into shares of common stock or any other securities of the Purchaser. Upon delivery of the purchase price, the Member will acquire good and valid title to all the Kelly Green Shares.

     3.3 Subsidiaries. The Purchaser has no subsidiaries.

     3.4 Authorization and Enforceability. This Agreement has been duly authorized, executed and delivered by Purchase and constitutes a valid and legally binding agreement of Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

     3.5 Consents. No consents of governmental and other regulatory agencies, foreign or domestic, and of other third parties are required to be received by or on the part of Purchaser to enable it to enter into and carry out this Agreement in all material respects.

     3.6 Financial Statements, etc. The audited balance sheets at December 3 1, 2000 and December 31, 1999 of the Purchaser and the unaudited balance sheet at September 30, 2001 of the Purchaser, copies of which will be delivered to the Member upon its written request to the Purchaser prior to the Closing (the “Purchaser Balance Sheets”), fairly and consistently present the financial position of the Purchaser as of said dates, and, except as set forth therein, were prepared in conformity with generally accepted accounting principles consistently applied throughout the periods covered thereby.

     3.7 Liabilities. At June 30, 2001 the Purchaser has no material debts, liabilities or obligations, contingent or absolute, other than those debts, liabilities and obligations reflected or reserved against in the Purchaser Balance Sheet at September 30, 2001 (the “Purchaser Balance Sheet Date”), except those arising in the ordinary and usual course of its business.

     3.8 Actions Since the Purchaser Balance Sheet Date. Except as otherwise expressly provided or set forth in, or required by, this Agreement, since the Purchaser Balance Sheet Date, the Purchaser has not: (i) incurred any material obligation or liability, absolute or contingent, except those arising in the ordinary and usual course of its business; (ii) discharged or satisfied any lien or encumbrance, except in the ordinary and usual course of business, or paid or satisfied any liability, absolute or contingent, other than liabilities as at the Purchaser Balance Sheet Date and current liabilities incurred since the Purchaser Balance Sheet Date in the ordinary and usual course of business; (iii) made any wage or salary increases or granted any bonuses other than wage and salary increases and bonuses granted in accordance with its normal salary increase and bonus policies; (iv) mortgaged, pledged or subjected to any lien, pledge, charge or other encumbrance any of its properties or assets, or permitted any of its properties or assets to be subjected to any lien or other encumbrance, except in the ordinary and usual course of business; (v) sold, assigned or transferred any of its properties or assets, except in the ordinary and usual course of business; (vi) entered into any transaction or course of conduct not in the ordinary and usual course of business, other than an agreement relating to the acquisition of all of the outstanding stock of Maui General Store, Inc. in exchange for 111,152,000 shares of the Purchaser’s Common Stock; (vii) waived any rights of substantial value, or canceled, modified or waived any indebtedness for borrowed money held by it, except in the ordinary and usual course of business; (viii) declared, paid or set aside any dividends or other distributions or payments on its capital stock, or redeemed or repurchased, or agreed to redeem or repurchase, any shares of its capital stock; (ix) made any loans or advances to any person, or assumed, guaranteed, endorsed or otherwise became responsible for the obligations of any person; or (x) incurred any indebtedness for borrowed money (except for endorsement, for collection or deposit of negotiable instruments received in the ordinary and usual course of business).

     3.9 Adverse Developments. Since the Purchaser Balance Sheet Date, there has not been any material adverse change in the business, prospects, operations, properties or condition, financial or otherwise, of the Purchaser.

     3.10 Taxes. True and complete copies of the Federal income tax returns on Form 1120 for the Purchaser as filed with the Internal Revenue Service for the fiscal years ending December 31, 2000, 1999 and 1998 will be delivered to the Member at least three business days prior to the Closing. Said returns were prepared in conformity with information contained in the books and records of the Purchaser and contain no untrue statement of a material fact or omit to state any fact required to be stated therein to make any such returns not materially misleading. All taxes, including, without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees’ income withholding, social security and unemployment taxes imposed by the United States, any state or any foreign country, or by any other taxing authority, which have or may become due or payable by the Purchaser and all interest and penalties thereon, whether disputed or not, have been paid in full or adequately provided for by reserves shown in its books of account; all deposits required by law to be made by the Purchaser or with respect to estimated income, franchise and employees’ withholding taxes have been duly made; and all tax returns, including estimated tax returns, required to be filed have been duly filed. No extension of time for the assessment of deficiencies for any year is in effect. No deficiency is proposed or to the knowledge of the Purchaser, after reasonable inquiry, is threatened against the Purchaser. The federal and state income tax returns of the Purchaser have not been audited. New York is the sole state in which income, franchise or sales and use tax returns were filed by the Purchaser for the fiscal year ending December 31, 2000.

     3.11 Real Property. The Purchaser does not own any real property.

     3.12 Personal Property. The Purchaser owns outright, and has good and marketable title to, or valid leasehold interest in, all of its tangible personal property (including all assets reflected in the Purchaser Balance Sheets, except as the same may have been disposed of in the ordinary course of business since the Purchaser Balance Sheet Date), free and clear of all liens, mortgages, pledges, conditional sales agreements, restrictions on transfer or other encumbrances or changes.

     3.13 Intellectual Property. The Purchaser owns and possesses all right, title and interest, or holds a valid license, in and to all rights in patents, patent applications, trademarks, service marks, trade names, corporate names, copyrights, mask works, trade secrets, know-how or other intellectual property rights owned by, licensed to or otherwise controlled by the Purchaser or used in, developed for use in or necessary to the conduct of the Purchaser’s business as now conducted or planned to be conducted. The Purchaser has taken all necessary action to protect all intellectual property rights which have been licensed to or from third parties. The Purchaser has not received any notice of, nor are there any facts known to the Purchaser which indicate a likelihood of, any infringement or misappropriation by, or conflict from, any third party with respect to any of the Purchaser’s intellectual property rights; no claim by any third party contesting the validity of any intellectual property rights of the Purchaser has been made, is currently outstanding or, to the best knowledge of the Purchaser, is threatened; and the Purchaser has not received any notice of any infringement, misappropriation or violation by the Purchaser of any intellectual property rights of any third parties and the Purchaser has not infringed, misappropriated or otherwise violated any such intellectual property rights.

     3.14 Litigation; Compliance with Law. There are no actions, suits, proceedings or governmental investigations relating to the Purchaser or its properties, assets or business pending or, to the knowledge of the Purchaser after reasonable inquiry, threatened, or any order, injunction, award or decree outstanding, against the Purchaser or against or relating to its properties, assets or business; and the Purchaser, after reasonable inquiry, does not know of any basis for any such actions, suits or proceedings within the past two (2) years or any such governmental investigations, orders, injunctions or decrees at any time in the past. The Purchaser is not in violation of any law, regulation, ordinance, order, injunction, decree, award, or other requirement of any governmental body, court or arbitrator relating to its properties, assets or business, the violation of which would have a material adverse effect on the Purchaser.

     3.15 Permits and Licenses. The Purchaser has all permits, licenses, orders and approvals of all federal, state, local and foreign governmental or regulatory bodies required of it to carry on its business as presently conducted; all such other permits, licenses, orders, franchises and approvals are in full force and effect, and, after reasonable inquiry, no suspension or cancellation of any of such other permits, licenses, etc. is threatened; and the Purchaser is in compliance in all material respects with all requirements, standards and procedures of the federal, state, local and foreign governmental bodies which have issued such permits, licenses, orders, franchises and approvals.

     3.16 No Breach. Neither the execution and delivery of this Agreement nor compliance by Purchaser with any of the provisions hereof nor the consummation of the transactions contemplated hereby, will:

     (a) violate or, alone or with notice or the passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a default under, the terms of any agreement or other document or undertaking, oral or written to which Purchaser is a party or by which it or its properties or assets may be bound (except for such violations, conflicts, breaches or defaults as to which required waivers or consents by other parties have been, or will, prior to the Closing, be obtained);

(b) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Purchaser pursuant to the terms of any such agreement or instrument;

(c) violate any judgment, order, injunction, decree or award against, or binding upon, Purchaser or upon his properties or assets; or

(d) violate any law or regulation of any jurisdiction relating to Purchaser, its securities, assets or properties.

     3.17 No Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly by Purchaser with the Member, without the intervention of any broker, finder, investment banker or other third party. Purchaser has not engaged, consented to, or authorized any broker, finder, investment banker or other third party to act on his behalf, directly or indirectly, as a broker or finder in connection with the merger and the transactions contemplated by this Agreement, and Purchaser agrees to indemnify and to hold harmless the Member from and against any claim for brokerage or similar commission or other compensation which may be made against the Member by any third party in connection with any of the transactions contemplated hereby, which claim is based upon any action by Purchaser.

3.18 Investment Representations.

     (a) Investment Intent. Purchaser will acquire the Membership Interest pursuant to this Agreement for investment for its own account, and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act) thereof.

     (b) Resale Restrictions. Purchaser understands and acknowledges that the Membership Interest sold to Purchaser under this Agreement will not be registered under the Securities Act and applicable blue sky laws at the time of issuance, and must be held indefinitely unless or until (i) it is subsequently registered under the Securities Act and applicable blue sky laws, or (ii) an exemption from such registration is available for any subsequent sale or distribution.

     (c) Full Information. Purchaser believes that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Membership Interest. Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Member regarding the terms and conditions of the acquisition of the Membership Interest, and of the business, properties, prospects and financial condition of the Company.

     (d) Exempt Sale. Purchaser understands and acknowledges that the sale of the Membership Interest pursuant to this Agreement is intended to be exempt from the registration and prospectus delivery requirements of the Securities Act by virtue of Section 4(l) of the Securities Act, and that the reliance of the Member on such exemption is predicated in part on Purchaser’s representations set forth in this Section 3.18.

     3.19 Untrue or Omitted Facts. To the knowledge of Purchaser, after reasonable inquiry, no representation, warranty or statement by Purchaser in this Agreement contains any untrue statement of a material fact, or omits or will omit to state a fact necessary in order to make such representations, warranties or statements not materially misleading. Without limitation of the foregoing, there is no fact known to Purchaser, after reasonable inquiry, that has had, or which may be reasonably expected to have, a materially adverse effect on Purchaser or any of his assets, properties, operations or businesses and that has not been disclosed in writing to the Member.

ARTICLE IV

PRE-CLOSING COVENANTS

     4.1 The Member’s Covenants. The Member hereby covenants that, from and after the date hereof and until the Closing or earlier termination of this Agreement (the "Pre-Closing Period"):

     (a) Access. The Member shall cause the Company to afford to the officers, attorneys, accountants and other authorized representatives of Purchaser free and full access, during regular business hours and upon reasonable notice, to all of the Company’s books, records, personnel and properties so that Purchaser, at its own expense, may have full opportunity to make such review, examination and investigation as Purchaser may desire of the Company’s business and affairs. The Member shall cause the Company to cause its employees, accountants and attorneys to cooperate fully with said review, examination and investigation and to make full disclosure to Purchaser of all material facts affecting the Company’s financial condition and business operations.

(b) Liabilities. The Company shall not incur any obligation or liability, absolute or contingent, except for those incurred in the ordinary and usual course of its business.

     (c) Preservation of Business. The Member will cause the Company to use its best efforts to preserve its business organization intact, to keep available the services of its present officers, employees and consultants and to preserve its good will.

     (d) No Breach. The Member will (i) use her best efforts to assure that all of her representations and warranties contained herein are true in all material respects as of the Closing as if repeated at and as of such time, and that no material breach or default shall occur with respect to any of its covenants, representations or warranties contained herein that has not been cured by the Closing; (ii) not voluntarily take any action or do anything which will cause a breach of or default respecting such covenants, representations or warranties; and (iii) promptly notify Purchaser of any event or fact which represents or is likely to cause such a breach or default.

     (e) No Negotiations. For so long as this Agreement shall remain in effect, neither the Member nor the Company nor any of their officers or directors nor any of their respective affiliates, employees, agents or representatives shall enter into or conduct negotiations, or enter into any agreement or understanding, for the sale or possible sale of any of the Company’s securities or business or all or substantially all of the Company’s assets with anyone other than Purchaser.

     4.2 The Purchaser’s Covenants. The Purchaser hereby covenants that, from and after the date hereof and until the Closing or earlier termination of this Agreement (the "Pre-Closing Period"):

     (a) Preservation of Business. The Purchaser will use its best efforts to preserve its business organization intact, to keep available the services of its present officers, employees and consultants and to preserve its good will.

     (b) No Breach. The Purchaser will (i) use its best efforts to assure that all of its representations and warranties contained herein are true in all material respects as of the Closing as if repeated at and as of such time, and that no material breach or default shall occur with respect to any of its covenants, representations or warranties contained herein that has not been cured by the Closing; (ii) not voluntarily take any action or do anything which will cause a breach of or default respecting such covenants, representations or warranties; and (iii) promptly notify the Member of any event or fact which represents or is likely to cause such a breach or default.

ARTICLE V

CONDITIONS PRECEDENT TO THE OBLIGATION

OF PURCHASER TO CLOSE

     The obligation of Purchaser to enter into and complete the Closing is subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, any one or more of which may be waived by Purchaser (except when the fulfillment of such condition is a requirement of law).

     5.1 Representations and Warranties. All representations and warranties of the Member contained in this Agreement and in any written statement (except financial statements), exhibit, certificate, schedule or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as at the Closing Date, as if made at the Closing and as of the Closing Date.

     5.2 Covenants. The Member shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by them prior to or at the Closing.

     5.3 No Actions. No action, suit, proceeding or investigation shall have been instituted, and be continuing before a court or before or by a governmental body or agency, or shall have been threatened and be unresolved, to restrain or to prevent or to obtain damages in respect of, the carrying out of the transactions contemplated hereby, or which might materially affect the right of Purchaser to own the Membership Interest or to operate or control the assets, properties and business of the Company after the Closing Date, or which might have a materially adverse effect thereon.

     5.4 Consents; Licenses and Permits. The Company, Purchaser and the Member shall have each obtained all consents, licenses and permits of third parties necessary for the performance by each of them of all of their respective obligations under this Agreement.

     5.5 Certificate. Purchaser shall have received a certificate dated the Closing Date, signed by the Member as to the satisfaction of the conditions contained in Sections 5.1 and 5.2.

     5.6 Approval of Counsel. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental thereto, and all other related legal matters, shall have been approved as to form and substance by counsel to Purchaser, which approval shall not be unreasonably withheld or delayed.

     5.7 Additional Documents. The Member shall have delivered all such other certificates and documents as Purchaser or its counsel may have reasonably requested.

ARTICLE VI

CONDITIONS PRECEDENT TO THE OBLIGATION
OF THE MEMBER TO CLOSE

     The obligation of the Member to enter into and complete the Closing is subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, any one or more of which may be waived by the Member (except when the fulfillment of such condition is a requirement of law).

     6.1 Representations and Warranties. All representations and warranties of Purchaser contained in this Agreement and in any written statement, schedule or other document delivered by him pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as at the Closing Date, as if made at the Closing and as of the Closing Date.

     6.2 Covenants. Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

     6.3 No Actions. No action, suit, proceeding, or investigation shall have been instituted, and be continuing, before a court or before or by a governmental body or agency, or have been threatened, and be unresolved, by any governmental body or agency to restrain or prevent, or obtain damages in respect of, the carrying out of the transactions contemplated hereby.

     6.4 Certificate. The Member shall have received a certificate dated the Closing Date, signed by the President or Secretary of the Purchaser as to the satisfaction of the conditions contained in Sections 6.1 and 6.2.

     6.5 Additional Documents. Purchaser shall have delivered all such, certificates and documents with respect to Purchaser as the Member or her counsel may have reasonably requested.

     6.6 Approval of Counsel. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental thereto, and all other related legal matters, shall have been approved as to form and substance by counsel to the Member, which approval shall not be unreasonably withheld or delayed.

ARTICLE VII

CLOSING

     7.1 Location. The Closing provided for herein shall take place at Dorsey & Whitney LLP, 376 17‘E Street, Suite 4700, Denver, Colorado 80202.

     7.2 Items to be Delivered by the Member. At the Closing, the Member will deliver or cause to be delivered to Purchaser:

     (a) A certificate representing the Membership Interest in accordance with Section 1.3 hereof, accompanied by all instruments and documents as in the opinion of Purchaser’s counsel shall be necessary to effect the transfer of and to vest title in and to the Membership Interest in Purchaser, free and clear of all liens, pledges, encumbrances, charges and claims thereon;

(b) The certificate required by Section 5.5; and

(c) Such other certified resolutions, documents and certificates as are required to be delivered by the Member pursuant to the provisions of the Agreement.

     7.3 Items to be Delivered by Purchaser. At the Closing, Purchaser will deliver or cause to be delivered to the Member:

     (a) Certificates representing the Kelly Green Shares in accordance with Section 1.4 hereof, accompanied by all instruments and documents as in the opinion of the Member’s counsel shall be necessary to effect the transfer of and to vest tide in and to the Kelly Green Shares in the Member, free and clear of all liens, pledges, encumbrances, charges and claims thereon;

(b)	The certificate required by Section 6.4; and

(c)	Such other certified resolutions, documents and certificates as are required to be delivered by the Purchaser pursuant to the provisions of the Agreement.

ARTICLE VIII

SURVIVAL OF REPRESENTATIONS

     8.1 Survival. The parties hereto agree that their respective representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing for a term of twenty-four (24) months with the exception of those regarding taxes set forth in Section 2.10 and 3.10 which shall survive until the expiration of the respective periods within which such taxes may be assessed.

     8.2 Rights Without Prejudice. The rights of the parties under this Article VIII are without prejudice to any other rights or remedies that it may have by reason of this Agreement or as otherwise provided by law.

ARTICLE IX

TERMINATION AND WAIVER

     9.1 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the transactions provided for herein abandoned at any time prior to the Closing Date:

     (a) By Purchaser if any of the conditions set forth in Article V hereof shall not have been fulfilled on or prior to October 31, 2001, or shall become incapable of fulfillment, and shall not have been waived by Purchaser,

(b) By either party if this Agreement has not closed on or before October 31, 2001.

     (c) By either party if any legal action or proceeding shall have been instituted or threatened seeking to restrain, prohibit, invalidate or otherwise affect the consummation of the transactions contemplated by this Agreement which makes it inadvisable, in the judgment of the terminating party to consummate same.

     In the event that this Agreement is terminated as described above, this Agreement shall be void and of no force and effect, without any liability or obligation on the part of any of the parties hereto.

     9.2 Waiver. Any condition to the performance of the Member or Purchaser which legally may be waived on or prior to the Closing Date may be waived at any time by the party entitled to the benefit thereof by action taken or authorized by an instrument in writing executed by the relevant party or parties. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party as a later time to enforce the same. No waiver by any party of the breach of any term, covenant, representation or warranty contained in this Agreement as a condition to such party’s obligations hereunder shall release or affect any liability resulting from such breach, and no waiver of any nature, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of any breach of any other term, covenant, representation or warranty of this Agreement.

ARTICLE X

MISCELLANEOUS PROVISIONS

     10.1 Expenses. Each of the parties hereto shall bear his or its own expenses in connection herewith.

     10.2 Confidential Information. Each party agrees that such party and its representatives will hold in strict confidence all information and documents received from the other party and, if the transactions herein contemplated shall not be consummated, each party will continue to hold such information and documents in strict confidence and will return to such other party all such documents (including the exhibits attached to this Agreement) then in such receiving party’s possession without retaining copies thereof; provided, however, that each party’s obligations under this Section 10.2 to maintain such confidentiality shall not apply to any information or documents that are in the public domain at the time furnished by the other party or that become in the public domain thereafter through any means other than as a result of any act of the receiving party or of its agents, officers, directors or stockholders which constitutes a breach of this Agreement, or that are required by applicable law to be disclosed. The parties agree that the remedy at law for any breach of this Section 10.2 will be inadequate and a non-breaching party will be entitled to injunctive relief to compel the breaching party to perform or refrain from action required or prohibited hereunder.

     10.3 Modification, Termination or Waiver. This Agreement may be amended, modified, superseded or terminated, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, but only by a written instrument executed by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same.

     10.4 Publicity. The parties agree that no publicity, release or other public announcement concerning the transactions contemplated by this Agreement shall be issued by either party without the advance approval of both the form and substance of the same by the other party and its counsel, which approval, in the case of any publicity, release or other public announcement required by applicable law, shall not be unreasonably withheld or delayed.

     10.5 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, postage prepaid, and shall be deemed given when so delivered personally, or if mailed, two days after the date of mailing, as follows:

If to Purchaser, to: Mr. Richard H. Miller P.O. Box 297 Hana, Maui, Hawaii 96713 and if to The Member to: Patricia Cabellon 1845 Hana Highway Hana, Maui, Hawaii 96713

     The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice of any such change in the manner provided herein for giving notice.

     10.6 Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto; provided, however, that no assignment of any rights or delegation of any obligations provided for herein may be made by any party without the express written consent of the other parties.

     10.7 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof.

     10.8 Exhibits. All exhibits annexed hereto and the documents and instruments referred to herein or required to be delivered simultaneously herewith or at the Closing are expressly made a part of this Agreement as fully as though completely set forth herein, and all references to this Agreement herein or in any of such exhibits, documents, or instruments shall be deemed to refer to and include all such exhibits, documents and instruments.

     10.9 Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of [Colorado][New York] applicable to agreements made and to be performed entirely within that State, excluding the choice of law rules thereof.

     10.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.

     10.11 Section Headings. The section headings contained in this Agreement are inserted for conveniences of reference only and shall not affect the meaning or interpretation of this Agreement.

     WITNESS the execution of this Agreement as of the date first above written.

KELLY GREEN PRODUCTS, INC. /s/Richard Miller Richard H. Miller, President	/s/ Patricia Cabellon Patricia Cabellon